Investor Day

May 13, 2008

Discussion Topics

▪	Company Profile and Business Focus
▪	Key 2008 Business Priorities
▪	Highlights of First Quarter 2008
▪	Balance Sheet Composition and Credit Quality

Company Profile

NewAlliance is a regional community bank with a significant southern New England presence:

▪	Approximately $8.2 billion in assets and $4.3 billion in deposits;
▪	89 branches in Connecticut and Massachusetts;
▪	3rd largest bank headquartered in Connecticut; 4th largest in New England;
▪	Dominant market share in its core markets;
▪	Balance sheet growth driven by strong sales culture and acquisitions;
▪	Strong capital - - Tier 1 leverage of approximately 11%.

Building the NewAlliance Franchise

[MAP]

2008 Business Priorities

PRIORITY	Build revenue momentum;
PRIORITY	Invest in technology and breadth of business capabilities;
PRIORITY	Maintain vigilant risk management focus;
PRIORITY	Deploy capital opportunistically.

Consolidated Statements of Income

	Three Months Ended
(In millions) (Unaudited)	March 31, 2008	Dec. 31, 2008	March 31, 2007

Interest and dividend income	$ 102.2	$ 106.5	$ 96.8
Interest expense	56.2	61.2	53.4
Net interest income before provision	46.0	45.3	43.4
Provisions	1.7	2.3	1.0
Net interest income after provision	44.3	43.0	42.4
Total non-interest income	15.6	14.2	14.2
Total non-interest expense	42.2	40.1	42.7
Income before income taxes	17.7	17.1	13.9
Income tax provision	4.8	6.2	4.6
Net income	$ 12.9	$ 10.9	$ 9.3

Diluted EPS	0.13	0.11	0.09
Net interest margin	2.56%	2.49%	2.50%

Highlights of 1st Quarter 2008

Priority	Progress Against Goals

Build revenue momentum:	▪ Overall operating revenue* up 2.8%;
▪ Loans increased $31 million from Q4 '07;
▪ Average core deposits increased $37.6 million, or 1.6%;
▪ Reduced deposit costs by $3.5 million or 32 b.p. from Q4 '07;

*excluding securities gain & limited partnerships

Highlights of 1st Quarter 2008 (continued)

Priority	Progress Against Goals

Build revenue momentum:	▪ NIM improved 7 b.p. from Q4 ‘07 to 2.56%;
▪ Investment management, brokerage and insurance fees increased $1.2 million, or 94.7%;
▪ Non-interest income increased $1.4 million, or 10%.

Quarterly Loan Originations

GRAPH

Quarter End Deposit Balances

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Deposit Pricing Trends

	Pricing 12/37/07	Pricing 1/31/08	Pricing 3/31/08	Pricing 4/30/08
Premium Checking Blended Rate	1.73%	.99%	.50%	.50%
Premium Money Market Blended Rate	4.17%	3.25%	2.31%	2.31%
Blended Savings Rate	2.34%	2.25%	2.33%	2.41%
Weekly Special Relationship CD (under 1 year) Posted Rate	4.17%	2.47%	2.72%	3.20%

Weighted cost of Interest-bearing Deposits for the Month	3.08%	3.01%	2.68%	2.40%

Highlights of 1st Quarter 2008 (continued)

Priority	Progress Against Goals

Invest in technology and breadth of business capabilities:	▪ Launched Internet sales channel;
▪ Launched debit card cash rewards program to enhance checking growth;
▪ Initiated technology upgrade of branch platform.

Highlights of 1st Quarter 2008 (continued)

Priority	Progress Against Goals

Maintain vigilant risk management focus:	▪ Accelerated accounting monitoring;
▪ Introduced credit scoring on commercial loan portfolio;
▪ Total delinquencies of 70 b.p.;
▪ Non-performing loans at 40 b.p.
▪ Net charge-offs of 1 b.p.;
▪ Adequate reserve coverage at 95 b.p.

Highlights of 1st Quarter 2008 (continued)

Priority	Progress Against Goals

Deploy capital opportunistically:	▪ Twice “well capitalized” regulatory benchmark;
t Tier 1 capital 11.2%;
t Risk-based capital of 18.6%;
▪ Increased dividend for fifth time since IPO;
▪ Continue to evaluate prudent M & A opportunities.

Stock Price Comparison
NAL vs. SNL Thrift and Bank Indices for 1Q ‘08

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Balance Sheet Composition and
Credit Quality

Deposits
March 31, 2008

GRAPH

NewAlliance Loan Portfolio
March 2008 Month-End

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Residential Portfolio Snapshot
March 2008 Month-End

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Residential Portfolio Score Distribution
March 2008 Month End

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Home Equity Portfolio Snapshot
March 2008 Month-End

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Total CRE Portfolio Snapshot
March 2008 Month-End

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CRE Portfolio Snapshot
March 2008 Month-End

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C&I Portfolio Snapshot
March 2008 Month-End

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C&I Portfolio Snapshot
March 2008 Month-End

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Asset Quality Key Indicators

CHART

Investment Portfolio
March 31, 2008

GRAPH

Gap Report March 2008

CHART

Challenges Ahead

▪	Consumer & market stress
▪	Impact of deposit flows on NIM outlook
▪	Pressure on expenses
▪	Upward drift in delinquencies

Organizational Strengths

▪	Strong sales culture
▪	Management depth
▪	Risk management
▪	Regulatory compliance
▪	Disciplined acquirer and integrator
▪	Capital management

Disclaimer & Forward-Looking Statements

This presentation contains forward-looking statements which involve risks and uncertainties.  The Company's actual results may differ significantly from the results discussed in the forward-looking statements.  Factors that might cause such a difference include, but are not limited to, changes in market interest rates, loan prepayment rates, general economic conditions, legislation and regulation; changes in the monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Federal Reserve Board; changes in the quality or composition of the loan or investment portfolios; changes in deposit flows, competition and demand for financial services; changes in accounting principles and guidelines; the ability of the Company to successfully complete and integrate acquisitions; the pace of growth and profitability of possible de novo branches; the impact of additional equity awards yet to be determined; war or terrorist activities; and other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the Company's operations, pricing and services.

Capital ideas. Human values.